EXHIBIT 11

                   OAKWOOD HOMES CORPORATION AND SUBSIDIARIES

                    CALCULATION OF PRIMARY AND FULLY DILUTED
                            EARNINGS PER COMMON SHARE
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

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                                                         September 30,             September 30,       September 30,
                                                             1996                      1995                1994


Weighted average number of common shares
outstanding                                                     44,880                    44,182              43,982
Add:     Dilutive effect of stock
         options and restricted shares,
         computed using the treasury                             1,741                     1,912               2,002
stock method.
Less:       Unearned ESOP shares                                  (161)                      (96)                ---
Weighted average number of common and common
equivalent shares          outstanding
                                                                46,460                     45,998              45,984
Net income                                                  $   68,255               $     45,318        $     35,655
Earnings per common share--primary                          $     1.47               $        .99        $        .78

Weighted average number of common shares                        44,880                     44,182              43,982
outstanding
Add:     Dilutive effect of stock
         options, computed using
         the treasury stock method                               1,802                     2,027               2,028
Less:       Unearned ESOP shares                                  (161)                      (96)               ---
Weighted average number of common shares
outstanding assuming full dilution
                                                                46,521                    46,113              46,010
Net income                                                 $    68,255               $    45,318         $    35,655
Earnings per common share--fully diluted                   $      1.47               $       .98         $       .78

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